AMENDMENT NO. 1 TO SENIOR SECURED NON-CONVERTIBLE PROMISSORY NOTE

AMENDMENT NO. 1 TO SENIOR SECURED NON-CONVERTIBLE PROMISSORY NOTE (this “Note Amendment”), dated as of December 31, 2007, by and between Atlas Technology Group (US), Inc., a Delaware corporation, (hereinafter referred to as the “Maker”), a wholly owned subsidiary of Atlas Technology Group, Inc. (f/k/a Tribeworks, Inc.), a Delaware corporation (the “Company”), and West Coast Opportunity Fund, LLC, a Delaware limited liability company (“Holder”).

WHEREAS, the Maker issued to the Holder that certain Senior Secured Non-Convertible Promissory Note (the “Note”) in the principal amount of Two Million, Five Hundred Thousand and NO/100 DOLLARS ($2,500,000.00) on June 15, 2007; and

WHEREAS, the Maker, Company and Holder wish to extend the maturity date of the Note from November 30, 2008 to December 31, 2008.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Maker, Company and Holder hereby agree as follows:

1. Amendment. The words “November 30, 2008” in the second sentence of Section 1 of the Note are hereby deleted and replaced with the words “December 31, 2008”.

2.  No Further Amendment. Except as set forth above, there are no further amendments or modifications to the Note, and the Note remains in full force and effect.

3. Governing Law; Jurisdiction. This Note Amendment shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note and all disputes arising hereunder shall be governed by, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Any suit, action or proceeding seeking to enforce any provision of, or based on any dispute or matter arising out of or in connection with, this Note must be brought in the state and federal courts located in Delaware. Each of the parties (a) consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding, (b) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, (c) will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) will not bring any action relating to this Note in any other court.

4. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

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IN WITNESS WHEREOF, the Maker, Company and Holder have caused this Note Amendment to be duly executed as of the date set out above.

MAKER:

ATLAS TECHNOLOGY GROUP (US), INC.

By: _____________________________
Name: Peter B. Jacobson
Title: President

Company:

Atlas Technology Group, Inc. (F/K/A Tribeworks, Inc.)

By: _____________________________
Name: Peter B. Jacobson
Title: Chief Executive Officer

Buyer:

West Coast Opportunity Fund, LLC

By: _____________________________
Name: Atticus Lowe
Title: Chief Financial Officer